UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza, New York, New York	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by The Madison Square Garden Company (collectively with its subsidiaries, “MSG”) with the Securities and Exchange Commission on May 25, 2016, on May 20, 2016, a subsidiary of MSG entered into an agreement with a subsidiary of Las Vegas Sands Corp. (collectively with its subsidiaries, “Sands”) pursuant to which MSG would develop and construct a music and entertainment venue (the “MSG Sphere”) on a parcel of land in Las Vegas, Nevada (the “Premises”) that is owned by the Sands and adjacent to the Venetian/Palazzo/Sands Expo Complex. On February 8, 2018, MSG announced its intention to build the MSG Sphere on the Premises.

On July 13, 2018, subsidiaries of MSG and Sands entered into a ground lease agreement (the “Lease Agreement”), pursuant to which MSG leased the Premises from Sands for a term commencing on the date of the Lease Agreement and continuing for 50 years following the date of completion of the MSG Sphere and a pedestrian bridge that will directly connect the MSG Sphere to the Venetian/Palazzo/Sands Expo complex (the “Bridge,” and the Bridge together with the MSG Sphere, the “Project”).

The Lease Agreement requires that MSG commence construction of work on the foundations for the MSG Sphere no later than 18 months after the date of the Lease Agreement (the “Construction Commencement Date”) and complete construction of the Project no later than three years after the earlier to occur of the actual date of commencement of work on the foundations for the MSG Sphere and the Construction Commencement Date (such third anniversary, the “Outside Development Date”), in each case subject to certain permitted extensions.

Sands has agreed to provide MSG with $75 million, to be paid in increments based on certain construction milestones as set forth in the Lease Agreement, to help fund the Project construction costs, including the cost of the Bridge.

The Lease Agreement does not require MSG to pay Sands any fixed rent for leasing the Premises; however, if certain return objectives for the MSG Sphere are achieved, Sands will receive 25% of the after-tax cash flow in excess of such objectives.

The foregoing description of the Lease Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lease Agreement, a copy of which will be filed as an exhibit to the Annual Report on Form 10-K of The Madison Square Garden Company for the fiscal year ending June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel and Secretary

Dated: July 17, 2018